CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 31, 2022
Executive Vice President
Chief Financial Officer
(563) 589-1994
BMcKeag@htlf.com

HEARTLAND FINANCIAL USA, INC. ("HTLF") REPORTS QUARTERLY AND YEAR TO DATE RESULTS AS OF SEPTEMBER 30, 2022

Highlights and Developments

▪	Quarterly loan growth of $254.8 million or 2%, exclusive of Paycheck Protection Program ("PPP") loans
▪	Total revenue growth of $8.1 million or 5% during the quarter to $185.1 million
▪	Quarterly net income available to common stockholders of $54.6 million
▪	Efficiency ratio of 55.26%
▪	Diluted earnings per common share of $1.28
▪	Quarterly net charge-offs of $26,000 and 30-89 day loan delinquencies were 0.10% of total loans
▪	Completed the consolidation of two bank charters during the quarter, and one charter consolidation completed subsequent to the end of the quarter

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income available to common stockholders (in millions)	$54.6	$53.9	$145.5	$164.3
Diluted earnings per common share	1.28	1.27	3.42	3.88

Return on average assets	1.13%	1.19%	1.04%	1.25%
Return on average common equity	12.93	10.32	10.80	10.95
Return on average tangible common equity (non-GAAP)(1)	20.76	15.14	16.79	16.34
Net interest margin	3.41	3.30	3.22	3.37
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.45	3.34	3.27	3.41
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	55.26	60.38	58.99	58.05
(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"HTLF completed another successful quarter as we continue to execute on our growth and efficiency strategies. Our third quarter results were highlighted by an improved efficiency ratio, solid loan growth and clean credit metrics."

Bruce K. Lee, president and chief executive officer, HTLF

Dubuque, Iowa, Monday, October 31, 2022-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended September 30, 2022 compared to the quarter ended September 30, 2021:
•Net income available to common stockholders of $54.6 million compared to $53.9 million, an increase of $640,000 or 1%.
•Earnings per diluted common share of $1.28 compared to $1.27, an increase of $0.01 or 1%.
•Net interest income of $155.9 million compared to $142.6 million, an increase of $13.3 million or 9%.
•Return on average assets was 1.13% compared to 1.19%.
•Return on average common equity was 12.93% compared to 10.32%.
•Return on average tangible common equity (non-GAAP) was 20.76% compared to 15.14%.

"HTLF completed another successful quarter as we continue to execute on our growth and efficiency strategies. Our third quarter results were highlighted by an improved efficiency ratio, solid loan growth and clean credit metrics," said Bruce K. Lee, president and chief executive officer of HTLF.

HTLF reported the following results for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021:
•Net income available to common stockholders of $145.5 million compared to $164.3 million, a decrease of $18.8 million or 11%.
•Earnings per diluted common share of $3.42 compared to $3.88, a decrease of $0.46 or 12%.
•Net interest income of $433.0 million compared to $423.4 million, an increase of $9.7 million or 2%.
•Return on average assets was 1.04% compared to 1.25%.
•Return on average common equity was 10.80% compared to 10.95%.
•Return on average tangible common equity (non-GAAP) was 16.79% compared to 16.34%.

Charter Consolidation Update

During the third quarter of 2022, the charters of Premier Valley Bank and Minnesota Bank & Trust were consolidated into HTLF Bank. Subsequent to September 30, 2022, the Arizona Bank & Trust charter was consolidated into HTLF Bank. Citywide Banks, Premier Valley Bank, Minnesota Bank & Trust and Arizona Bank & Trust are now operating as divisions of HTLF Bank. During the fourth quarter of 2022, one additional charter consolidation is expected to be completed, and the remaining six charters are expected to be consolidated by the end of 2023. Charter consolidation follows a template that retains the current brands, local leadership and local decision making.

Consolidation restructuring costs are projected to be $19-$20 million with approximately $12-$13 million of expenses remaining to be incurred through 2023. Charter consolidation is designed to eliminate redundancies and improve HTLF’s operating efficiency and capacity to support ongoing product and service enhancements, as well as current and future growth. HTLF realized some operating efficiency and financial benefits in the third quarter of 2022 with the completion of two charter consolidations, and total benefits are estimated to be approximately $20.0 million annually after the project is completed.

Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.41% (3.45% on a fully tax-equivalent basis, non-GAAP) for the third quarter of 2022 compared to 3.30% (3.34% on a fully tax-equivalent basis, non-GAAP) for the third quarter of 2021.

Total interest income and average earning asset changes for the third quarter of 2022 compared to the third quarter of 2021 were:
•Total interest income was $175.8 million compared to $149.2 million, which was an increase of $26.6 million or 18% and primarily attributable to an increase in average earning assets and higher yields partially offset by a reduction of PPP loan interest income. PPP loan interest income totaled $363,000 compared to $11.2 million, which was a decrease of $10.8 million or 97%.
•Total interest income on a tax-equivalent basis (non-GAAP) was $178.0 million, which was an increase of $27.1 million or 18% from $150.9 million.
•Average earning assets increased $1.03 billion or 6% to $18.16 billion compared to $17.12 billion.

•The average rate on earning assets increased 39 basis points to 3.89% compared to 3.50%, which was primarily due to recent interest rate increases.

Total interest expense and average interest bearing liability changes for the third quarter of 2022 compared to the third quarter of 2021 were:
•Total interest expense was $19.9 million, an increase of $13.3 million from $6.6 million, based on an increase in the average interest rate paid and an increase in average interest bearing liabilities.
•The average interest rate paid on interest bearing liabilities increased to 0.67% compared to 0.27%.
•Average interest bearing deposits increased $1.76 billion or 19% to $11.22 billion from $9.46 billion.
•The average interest rate paid on interest bearing deposits increased 40 basis points to 0.54% compared to 0.14%.
•Average borrowings increased $86.6 million or 21% to $506.5 million from $419.9 million, and the average interest rate paid on borrowings was 3.74% compared to 3.02%.

Net interest income changes for the third quarter of 2022 compared to the third quarter of 2021 were:
•Net interest income totaled $155.9 million compared to $142.5 million, which was an increase of $13.3 million or 9%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $158.0 million compared to $144.3 million, which was an increase of $13.8 million or 10%.

Noninterest Income and Noninterest Expense

Total noninterest income was $29.2 million during the third quarter of 2022 compared to $32.7 million during the third quarter of 2021, a decrease of $3.5 million or 11%. Significant changes within the noninterest income category for the third quarter of 2022 compared to the third quarter of 2021 were:
•Service charges and fees increased $1.7 million or 11% to $17.3 million from $15.1 million, which was primarily attributable to an increase of $1.2 million or 25% in credit card revenue to $6.2 million compared to $5.0 million.
•Net security losses totaled $1.1 million compared to net gains of $1.5 million.
•Net gains on sales of loans held for sale totaled $1.8 million compared to $5.3 million, which was a decrease of $3.4 million or 65% and was primarily attributable to a decrease of loans sold to the secondary market.
•Other noninterest income totaled $3.8 million compared to $1.2 million, which was an increase of $2.5 million and was primarily attributable to an increase in commercial swap fees and syndication income to $1.8 million from $131,000.
Total noninterest expense was $108.9 million during the third quarter of 2022 compared to $110.6 million during the third quarter of 2021, which was a decrease of $1.7 million or 2%. Significant changes within the noninterest expense category for the third quarter of 2022 compared to the third quarter of 2021 were:
•Salaries and employee benefits totaled $62.7 million compared to $60.7 million, which was an increase of $2.0 million or 3%. The increase was primarily attributable to higher incentive compensation expenses.
•Acquisition, integration and restructuring costs totaled $2.2 million compared to $204,000, an increase of $2.0 million due to the progression of the charter consolidation project.
•Partnership investment in tax credit projects decreased $1.4 million or 59% to $979,000 from $2.4 million.
•Occupancy expense decreased $572,000 or 8% to $6.8 million from $7.4 million, and furniture and equipment expense decreased $437,000 or 13% to $2.9 million from $3.4 million. These decreases are primarily attributable to the reduction in branch locations. Branch locations totaled 121 at September 30, 2022, compared to 131 at September 30, 2021.

The effective tax rate was 19.97% for the third quarter of 2022 compared to 19.15% for the third quarter of 2021. The following items impacted the third quarter 2022 and 2021 tax calculations:
•Solar energy tax credits of $1.1 million compared to $2.1 million.
•Federal low-income housing tax credits of $519,000 compared to $135,000.
•New markets tax credits of $75,000 in each quarterly calculation.
•Historic rehabilitation tax credits of $63,000 compared to $327,000.
•Tax-exempt interest income as a percentage of pre-tax income of 11.45% compared to 9.32%.

Total Assets, Total Loans and Total Deposits

Total assets were $19.68 billion at September 30, 2022, an increase of $408.4 million or 2% from $19.27 billion at year-end 2021. Securities represented 35% and 40% of total assets at September 30, 2022, and December 31, 2021, respectively.

During the third quarter of 2022, HTLF transferred taxable municipal bonds with a book value of $934.5 million and a fair value of $748.3 million from the available for sale portfolio to the held to maturity portfolio.

Total loans held to maturity were $10.92 billion at September 30, 2022, compared to $9.95 billion at December 31, 2021, which was an increase of $969.0 million or 10%. Excluding total PPP loans, loans increased $254.8 million or 2% since June 30, 2022 and $1.16 billion or 12% since December 31, 2021.

Significant changes by loan category at September 30, 2022 compared to June 30, 2022 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, increased $212.8 million or 4% to $5.58 billion compared to $5.37 billion.
•PPP loans originated in 2020 ("PPP I") decreased $883,000 or 32%. PPP loans originated in 2021 ("PPP II") decreased $8.6 million or 43%.
•Excluding total PPP loans, commercial and business lending increased $222.3 million or 4% to $5.56 billion from $5.34 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $48.8 million or 2% to $3.22 billion compared to $3.17 billion.
•Agricultural and agricultural real estate loans decreased $55.3 million or 7% to $781.4 million compared to $836.7 million.
•Consumer loans increased $31.4 million or 7% to $495.5 million from $464.1 million.

Significant changes by loan category at September 30, 2022 compared to December 31, 2021 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, increased $492.9 million or 10% to $5.58 billion compared to $5.09 billion.
•PPP I loans decreased $25.2 million or 93%. PPP II loans decreased $161.1 million or 93%.
•Excluding total PPP loans, commercial and business lending increased $679.3 million or 14% to $5.56 billion from $4.89 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $348.8 million or 12% to $3.22 billion compared to $2.87 billion.
•Agricultural and agricultural real estate loans increased $27.6 million or 4% to $781.4 million compared to $753.8 million.
•Consumer loans increased $76.0 million or 18% to $495.5 million from $419.5 million.

Total deposits were $17.27 billion as of September 30, 2022, compared to $16.42 billion at December 31, 2021. Significant deposit changes by category at September 30, 2022 compared to December 31, 2021 included:
•Demand deposits decreased $411.8 million or 6% to $6.08 billion compared to $6.50 billion.
•Savings deposits increased $1.16 billion or 13% to $10.06 billion from $8.90 billion.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision for credit losses for loans for the third quarter of 2022 was $4.4 million, which was an increase of $8.8 million from a provision benefit of $4.4 million recorded in the third quarter of 2021. The provision expense for the third quarter of 2022 reflects a stable credit environment with a deteriorating economic outlook due to the long-term impact of rising interest rates and record high inflation. The provision benefit recorded in the third quarter of 2021 reflected an improving credit environment coming off elevated COVID reserving levels with an improving economic outlook due to waning COVID concerns.

The allowance for credit losses for loans totaled $105.7 million and $110.1 million at September 30, 2022, and December 31, 2021, respectively. The following items impacted the allowance for credit losses for loans at September 30, 2022:
•Provision expense for the nine months ended September 30, 2022, totaled $8.6 million.
•Net charge offs of $12.9 million were recorded for the first nine months of 2022.

•Nonpass loans declined to 5.3% of total loans compared to 7.4% of total loans at December 31, 2021.

Provision and Allowance for Credit Losses for Unfunded Commitments
The allowance for unfunded commitments totaled $18.9 million at September 30, 2022, which was an increase of $3.4 million from $15.5 million at December 31, 2021. Unfunded commitments increased $834.2 million to $4.66 billion at September 30, 2022 compared to $3.83 billion at December 31, 2021.

Total Provision and Allowance for Lending Related Credit Losses
The total provision expense for lending related credit losses was $5.5 million for the third quarter of 2022 compared to provision benefit of $4.5 million for the third quarter of 2021. The total allowance for lending related credit losses was $124.6 million or 1.14% of total loans at September 30, 2022, compared to $125.6 million or 1.26% of total loans as of December 31, 2021.

Nonperforming Assets

Nonperforming assets increased $1.4 million or 2% to $73.3 million or 0.37% of total assets at September 30, 2022, compared to $71.9 million or 0.37% of total assets at December 31, 2021. Nonperforming loans were $65.2 million or 0.60% of total loans at September 30, 2022, compared to $69.9 million or 0.70% of total loans at December 31, 2021. At September 30, 2022, loans delinquent 30-89 days were 0.10% of total loans compared to 0.07% of total loans at December 31, 2021.

Non-GAAP Financial Measures
This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

•Annualized ratio of core expenses to average assets adjusts noninterest expenses to exclude specific items noted in the reconciliation. Management includes this measure as it is considered to be a critical metric to analyze and evaluate controllable expenses related to primary business operations.
Conference Call Details
HTLF will host a conference call for shareholders, analysts and other interested parties at 5:00 p.m. EDT today. To join via webcast, please visit https://ir.htlf.com/news-and-events/event-calendar/default.aspx 10 minutes prior to the call. A replay will be available until October 30, 2023, by logging on to www.htlf.com.

About HTLF
Heartland Financial USA, Inc., operating under the brand name HTLF, is a financial services company with assets of $19.68 billion. HTLF has banks serving communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, wealth management, investments and residential mortgage. Additional information is available at www.htlf.com.

Safe Harbor Statement
This release (including any information incorporated herein by reference) and future oral and written statements of HTLF and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about HTLF's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of HTLF's operations or performance, and may be based upon beliefs, expectations and assumptions of HTLF's management. These forward-looking statements are generally identified by the use of the words such as "believe", "expect", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "may", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of HTLF and its management. Although HTLF may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of HTLF to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which HTLF currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of HTLF’s Annual Report on Form 10-K for the year ended December 31, 2021, include, among others:
•Coronavirus Disease 2019 ("COVID-19") Pandemic Risks, including risks related to the ongoing COVID-19 pandemic and measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic;
•Economic and Market Conditions Risks, including risks related to changes in the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks which may impact the provision for credit losses and net charge-offs;
•Liquidity and Interest Rate Risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•Strategic and External Risks, including economic, political and competitive forces impacting our business;
•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect HTLF's business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect HTLF’s customers and the economies where they operate. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF’s financial results, is included in HTLF's filings with the SEC.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Interest Income
Interest and fees on loans	$122,913	$112,062	$334,000	$336,416
Interest on securities:
Taxable	45,648	32,384	116,366	94,373
Nontaxable	6,164	4,609	17,874	13,673
Interest on federal funds sold	—	—	—	1
Interest on deposits with other banks and short-term investments	1,081	132	1,715	258
Total Interest Income	175,806	149,187	469,955	444,721
Interest Expense
Interest on deposits	15,158	3,444	24,665	11,629
Interest on short-term borrowings	360	98	494	348
Interest on other borrowings	4,412	3,102	11,780	9,378
Total Interest Expense	19,930	6,644	36,939	21,355
Net Interest Income	155,876	142,543	433,016	423,366
Provision (benefit) for credit losses	5,492	(4,534)	11,983	(12,262)
Net Interest Income After Provision (Benefit) for Credit Losses	150,384	147,077	421,033	435,628
Noninterest Income
Service charges and fees	17,282	15,551	50,599	44,354
Loan servicing income	831	784	1,951	2,495
Trust fees	5,372	6,221	17,130	18,037
Brokerage and insurance commissions	649	866	2,357	2,584
Securities gains/(losses), net	(1,055)	1,535	(272)	4,347
Unrealized gain/ (loss) on equity securities, net	(211)	112	(615)	85
Net gains on sale of loans held for sale	1,832	5,281	8,144	16,454
Valuation adjustment on servicing rights	—	195	1,658	586
Income on bank owned life insurance	694	940	1,741	2,706
Other noninterest income	3,787	1,239	15,596	4,557
Total Noninterest Income	29,181	32,724	98,289	96,205
Noninterest Expense
Salaries and employee benefits	62,661	60,689	192,867	177,083
Occupancy	6,794	7,366	21,250	22,683
Furniture and equipment	2,928	3,365	9,480	9,959
Professional fees	16,277	17,242	47,420	46,969
Advertising	1,554	1,921	4,392	5,039
Core deposit and customer relationship intangibles amortization	1,856	2,295	5,993	7,226
Other real estate and loan collection expenses, net	304	78	577	627
(Gain)/loss on sales/valuations of assets, net	(251)	(3)	(3,435)	374
Acquisition, integration and restructuring costs	2,156	204	5,144	3,342
Partnership investment in tax credit projects	979	2,374	1,793	3,754
Other noninterest expenses	13,625	15,096	40,678	39,370
Total Noninterest Expense	108,883	110,627	326,159	316,426
Income Before Income Taxes	70,682	69,174	193,163	215,407
Income taxes	14,118	13,250	41,637	45,064
Net Income	56,564	55,924	151,526	170,343
Preferred dividends	(2,013)	(2,013)	(6,038)	(6,038)
Net Income Available to Common Stockholders	$54,551	$53,911	$145,488	$164,305
Earnings per common share-diluted	$1.28	$1.27	$3.42	$3.88
Weighted average shares outstanding-diluted	42,643,940	42,415,993	42,596,301	42,381,313

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Interest Income
Interest and fees on loans	$122,913	$108,718	$102,369	$107,721	$112,062
Interest on securities:
Taxable	45,648	38,098	32,620	30,637	32,384
Nontaxable	6,164	5,508	6,202	5,595	4,609
Interest on federal funds sold	—	—	—	—	—
Interest on deposits with other banks and short-term investments	1,081	563	71	86	132
Total Interest Income	175,806	152,887	141,262	144,039	149,187
Interest Expense
Interest on deposits	15,158	6,530	2,977	3,168	3,444
Interest on short-term borrowings	360	88	46	123	98
Interest on other borrowings	4,412	3,808	3,560	3,554	3,102
Total Interest Expense	19,930	10,426	6,583	6,845	6,644
Net Interest Income	155,876	142,461	134,679	137,194	142,543
Provision (benefit) for credit losses	5,492	3,246	3,245	(5,313)	(4,534)
Net Interest Income After Provision (Benefit) for Credit Losses	150,384	139,215	131,434	142,507	147,077
Noninterest Income
Service charges and fees	17,282	18,066	15,251	15,349	15,551
Loan servicing income	831	834	286	781	784
Trust fees	5,372	5,679	6,079	6,380	6,221
Brokerage and insurance commissions	649	839	869	962	866
Securities gains/(losses), net	(1,055)	(2,089)	2,872	1,563	1,535
Unrealized gain/ (loss) on equity securities, net	(211)	(121)	(283)	(27)	112
Net gains on sale of loans held for sale	1,832	2,901	3,411	4,151	5,281
Valuation adjustment on servicing rights	—	—	1,658	502	195
Income on bank owned life insurance	694	523	524	1,056	940
Other noninterest income	3,787	7,907	3,902	2,013	1,239
Total Noninterest Income	29,181	34,539	34,569	32,730	32,724
Noninterest Expense
Salaries and employee benefits	62,661	64,032	66,174	63,031	60,689
Occupancy	6,794	7,094	7,362	7,282	7,366
Furniture and equipment	2,928	3,033	3,519	3,364	3,365
Professional fees	16,277	15,987	15,156	17,631	17,242
Advertising	1,554	1,283	1,555	2,218	1,921
Core deposit and customer relationship intangibles amortization	1,856	2,083	2,054	2,169	2,295
Other real estate and loan collection expenses, net	304	78	195	363	78
(Gain)/loss on sales/valuations of assets, net	(251)	(3,230)	46	214	(3)
Acquisition, integration and restructuring costs	2,156	2,412	576	1,989	204
Partnership investment in tax credit projects	979	737	77	2,549	2,374
Other noninterest expenses	13,625	12,970	14,083	14,576	15,096
Total Noninterest Expense	108,883	106,479	110,797	115,386	110,627
Income Before Income Taxes	70,682	67,275	55,206	59,851	69,174
Income taxes	14,118	15,402	12,117	10,271	13,250
Net Income	56,564	51,873	43,089	49,580	55,924
Preferred dividends	(2,013)	(2,012)	(2,013)	(2,012)	(2,013)
Net Income Available to Common Stockholders	$54,551	$49,861	$41,076	$47,568	$53,911
Earnings per common share-diluted	$1.28	$1.17	$0.97	$1.12	$1.27
Weighted average shares outstanding-diluted	42,643,940	42,565,391	42,540,953	42,479,442	42,415,993

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Assets
Cash and due from banks	$250,394	$221,077	$198,559	$163,895	$192,247
Interest bearing deposits with other banks and short-term investments	149,466	163,717	406,343	271,704	135,158
Cash and cash equivalents	399,860	384,794	604,902	435,599	327,405
Time deposits in other financial institutions	1,740	1,855	2,894	2,894	3,138
Securities:
Carried at fair value	6,060,331	7,106,218	7,025,243	7,530,374	7,449,936
Held to maturity, at cost, less allowance for credit losses	830,247	81,939	81,785	84,709	85,354
Other investments, at cost	80,286	85,899	82,751	82,567	83,332
Loans held for sale	9,570	18,803	22,685	21,640	37,078
Loans:
Held to maturity	10,923,532	10,678,218	10,177,385	9,954,572	9,854,907
Allowance for credit losses	(105,715)	(101,353)	(100,522)	(110,088)	(117,533)
Loans, net	10,817,817	10,576,865	10,076,863	9,844,484	9,737,374
Premises, furniture and equipment, net	203,585	206,818	213,752	215,827	221,996
Goodwill	576,005	576,005	576,005	576,005	576,005
Core deposit and customer relationship intangibles, net	26,995	28,851	30,934	32,988	35,157
Servicing rights, net	8,379	8,288	8,102	6,890	6,351
Cash surrender value on life insurance	193,184	192,474	192,267	191,722	190,576
Other real estate, net	8,030	4,528	1,422	1,927	4,744
Other assets	466,921	385,062	311,274	246,923	237,779
Total Assets	$19,682,950	$19,658,399	$19,230,879	$19,274,549	$18,996,225
Liabilities and Equity
Liabilities
Deposits:
Demand	$6,083,563	$6,087,304	$6,376,249	$6,495,326	$6,537,722
Savings	10,060,523	10,059,678	9,236,427	8,897,909	8,416,204
Time	1,123,035	1,078,568	1,054,008	1,024,020	1,068,317
Total deposits	17,267,121	17,225,550	16,666,684	16,417,255	16,022,243
Short-term borrowings	147,000	97,749	107,372	131,597	265,620
Other borrowings	371,446	372,538	372,290	372,072	371,765
Accrued expenses and other liabilities	241,425	188,494	152,676	171,447	164,345
Total Liabilities	18,026,992	17,884,331	17,299,022	17,092,371	16,823,973
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,444	42,439	42,370	42,275	42,250
Capital surplus	1,079,277	1,076,766	1,073,048	1,071,956	1,068,913
Retained earnings	1,074,168	1,031,076	992,655	962,994	926,834
Accumulated other comprehensive income (loss)	(650,636)	(486,918)	(286,921)	(5,752)	23,550
Total Equity	1,655,958	1,774,068	1,931,857	2,182,178	2,172,252
Total Liabilities and Equity	$19,682,950	$19,658,399	$19,230,879	$19,274,549	$18,996,225

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Average Balances
Assets	$19,775,341	$19,559,091	$19,229,872	$19,151,691	$18,608,775
Loans, net of unearned	10,783,135	10,477,368	10,043,594	9,886,027	9,920,047
Deposits	17,282,289	17,044,479	16,459,378	16,265,476	15,817,778
Earning assets	18,157,795	17,987,734	17,757,067	17,681,917	17,123,824
Interest bearing liabilities	11,723,026	11,575,319	10,453,400	10,207,255	9,881,350
Common equity	1,674,306	1,731,393	2,003,424	2,061,973	2,072,593
Total stockholders' equity	1,785,011	1,842,098	2,114,129	2,172,678	2,183,298
Tangible common equity (non-GAAP)(1)	1,070,399	1,125,543	1,395,488	1,451,950	1,460,309

Key Performance Ratios
Annualized return on average assets	1.13%	1.06%	0.91%	1.03%	1.19%
Annualized return on average common equity (GAAP)	12.93	11.55	8.32	9.15	10.32
Annualized return on average tangible common equity (non-GAAP)(1)	20.76	18.35	12.41	13.47	15.14
Annualized ratio of net charge-offs/(recoveries) to average loans	0.00	0.03	0.49	0.03	(0.05)
Annualized net interest margin (GAAP)	3.41	3.18	3.08	3.08	3.30
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.45	3.22	3.12	3.12	3.34
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	55.26	57.66	64.65	63.86	60.38
Annualized ratio of total noninterest expenses to average assets (GAAP)	2.18	2.18	2.34	2.39	2.36
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.09	2.14	2.28	2.25	2.25

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Average Balances
Assets	$19,775,341	$18,608,775	$19,523,433	$18,291,444
Loans, net of unearned	10,783,135	9,920,047	10,437,409	9,981,306
Deposits	17,282,289	15,817,778	16,931,730	15,482,394
Earning assets	18,157,795	17,123,824	17,969,001	16,803,740
Interest bearing liabilities	11,723,026	9,881,350	11,255,232	9,889,806
Common equity	1,674,306	2,072,593	1,801,835	2,006,123
Total stockholders' equity	1,785,011	2,183,298	1,912,540	2,116,828
Tangible common stockholders' equity	1,070,399	1,460,309	1,195,952	1,391,373

Key Performance Ratios
Annualized return on average assets	1.13%	1.19%	1.04%	1.25%
Annualized return on average common equity (GAAP)	12.93	10.32	10.80	10.95
Annualized return on average tangible common equity (non-GAAP)(1)	20.76	15.14	16.79	16.34
Annualized ratio of net charge-offs/(recoveries) to average loans	0.00	(0.05)	0.17	0.04
Annualized net interest margin (GAAP)	3.41	3.30	3.22	3.37
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.45	3.34	3.27	3.41
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	55.26	60.38	58.99	58.05
Total noninterest expenses to average assets (GAAP)	2.18	2.36	2.23	2.31
Core expenses to average assets (non-GAAP)(1)	2.09	2.25	2.17	2.21

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Common Share Data
Book value per common share	$36.41	$39.19	$42.98	$49.00	$48.79
Tangible book value per common share (non-GAAP)(1)	$22.20	$24.94	$28.66	$34.59	$34.33
Common shares outstanding, net of treasury stock	42,444,106	42,439,439	42,369,908	42,275,264	42,250,092
Tangible common equity ratio (non-GAAP)(1)	4.94%	5.56%	6.52%	7.84%	7.89%

Other Selected Trend Information
Effective tax rate	19.97%	22.89%	21.95%	17.16%	19.15%
Full time equivalent employees	2,020	2,087	2,208	2,249	2,163

Loans Held to Maturity
Commercial and industrial	$3,278,703	$3,059,519	$2,814,513	$2,645,085	$2,538,369
Paycheck Protection Program ("PPP")	13,506	23,031	74,065	199,883	409,247
Owner occupied commercial real estate	2,285,973	2,282,833	2,266,076	2,240,334	2,135,227
Commercial and business lending	5,578,182	5,365,383	5,154,654	5,085,302	5,082,843
Non-owner occupied commercial real estate	2,219,542	2,321,718	2,161,761	2,010,591	2,020,487
Real estate construction	996,017	845,045	842,483	856,119	814,001
Commercial real estate lending	3,215,559	3,166,763	3,004,244	2,866,710	2,834,488
Total commercial lending	8,793,741	8,532,146	8,158,898	7,952,012	7,917,331
Agricultural and agricultural real estate	781,354	836,703	766,443	753,753	684,670
Residential mortgage	852,928	845,270	825,242	829,283	840,356
Consumer	495,509	464,099	426,802	419,524	412,550
Total loans held to maturity	$10,923,532	$10,678,218	$10,177,385	$9,954,572	$9,854,907

Total unfunded loan commitments	$4,664,379	$4,458,874	$4,130,316	$3,830,219	$3,583,417

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Allowance for Credit Losses-Loans
Balance, beginning of period	$101,353	$100,522	$110,088	$117,533	$120,726
Provision (benefit) for credit losses	4,388	1,545	2,628	(6,808)	(4,448)
Charge-offs	(938)	(1,473)	(13,217)	(1,953)	(1,167)
Recoveries	912	759	1,023	1,316	2,422
Balance, end of period	$105,715	$101,353	$100,522	$110,088	$117,533

Allowance for Unfunded Commitments
Balance, beginning of period	$17,780	$16,079	$15,462	$13,967	$14,002
Provision (benefit) for credit losses	1,104	1,701	617	1,495	(35)
Balance, end of period	$18,884	$17,780	$16,079	$15,462	$13,967

Allowance for lending related credit losses	$124,599	$119,133	$116,601	$125,550	$131,500

Provision for Credit Losses
Provision (benefit) for credit losses-loans	$4,388	$1,545	$2,628	$(6,808)	$(4,448)
Provision (benefit) for credit losses-unfunded commitments	1,104	1,701	617	1,495	(35)
Provision (benefit) for credit losses-held to maturity securities	—	—	—	—	(51)
Total provision (benefit) for credit losses	$5,492	$3,246	$3,245	$(5,313)	$(4,534)

Asset Quality
Nonaccrual loans	$64,560	$62,909	$64,174	$69,369	$82,375
Loans past due ninety days or more	678	95	246	550	861
Other real estate owned	8,030	4,528	1,422	1,927	4,744
Other repossessed assets	—	—	34	43	166
Total nonperforming assets	$73,268	$67,532	$65,876	$71,889	$88,146

Performing troubled debt restructured loans	$8,047	$1,350	$882	$817	$1,817

Nonperforming Assets Activity
Balance, beginning of period	$67,532	$65,876	$71,889	$88,146	$91,729
Net loan (charge offs)/recoveries	(26)	(714)	(12,194)	(637)	1,255
New nonperforming loans	8,388	8,590	15,832	5,886	6,908
Reduction of nonperforming loans(1)	(2,015)	(5,244)	(8,448)	(18,429)	(8,581)
Net OREO/repossessed assets sales proceeds and losses	(611)	(976)	(1,203)	(3,077)	(3,165)
Balance, end of period	$73,268	$67,532	$65,876	$71,889	$88,146

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.60%	0.59%	0.63%	0.70%	0.84%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.67	0.60	0.64	0.71	0.86
Ratio of nonperforming assets to total assets	0.37	0.34	0.34	0.37	0.46
Annualized ratio of net loan charge-offs/(recoveries) to average loans	—	0.03	0.49	0.03	(0.05)
Allowance for loan credit losses as a percent of loans	0.97	0.95	0.99	1.11	1.19
Allowance for lending related credit losses as a percent of loans	1.14	1.12	1.15	1.26	1.33
Allowance for loan credit losses as a percent of nonperforming loans	162.05	160.87	156.04	157.45	141.20
Loans delinquent 30-89 days as a percent of total loans	0.10	0.06	0.10	0.07	0.12

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,303,278	$45,648	2.87%	$6,419,615	$38,098	2.38%	$6,244,097	$32,384	2.06%
Nontaxable(1)	951,232	7,802	3.25	915,880	6,972	3.05	759,073	5,835	3.05
Total securities	7,254,510	53,450	2.92	7,335,495	45,070	2.46	7,003,170	38,219	2.17
Interest on deposits with other banks and short-term investments	222,170	1,081	1.93	277,773	563	0.81	322,430	132	0.16
Federal funds sold	11	—	—	—	—	—	—	—	—
Loans:(2)
Commercial and industrial(1)	3,182,134	37,526	4.68	3,002,822	30,441	4.07	2,588,270	28,224	4.33
PPP loans	17,859	363	8.06	41,370	1,801	17.46	602,675	11,186	7.36
Owner occupied commercial real estate	2,272,666	23,601	4.12	2,294,524	22,863	4.00	1,990,538	20,048	4.00
Non-owner occupied commercial real estate	2,258,424	25,895	4.55	2,179,048	22,871	4.21	1,964,609	22,129	4.47
Real estate construction	914,520	12,382	5.37	878,555	10,015	4.57	835,976	9,591	4.55
Agricultural and agricultural real estate	799,823	8,966	4.45	782,610	7,933	4.07	674,510	7,415	4.36
Residential mortgage	858,119	8,665	4.01	849,174	8,358	3.95	855,734	9,068	4.20
Consumer	479,590	6,028	4.99	449,265	4,949	4.42	407,735	4,889	4.76
Less: allowance for credit losses-loans	(102,031)	—	—	(102,902)	—	—	(121,823)	—	—
Net loans	10,681,104	123,426	4.58	10,374,466	109,231	4.22	9,798,224	112,550	4.56
Total earning assets	18,157,795	177,957	3.89%	17,987,734	154,864	3.45%	17,123,824	150,901	3.50%
Nonearning Assets	1,617,546			1,571,357			1,484,951
Total Assets	$19,775,341			$19,559,091			$18,608,775
Interest Bearing Liabilities
Savings	$10,059,652	$12,907	0.51%	$9,995,497	$5,372	0.22%	$8,364,326	$2,240	0.11%
Time deposits	1,156,908	2,251	0.77	1,088,765	1,158	0.43	1,097,126	1,204	0.44
Short-term borrowings	134,974	360	1.06	118,646	88	0.30	139,001	98	0.28
Other borrowings	371,492	4,412	4.71	372,411	3,808	4.10	280,897	3,102	4.38
Total interest bearing liabilities	11,723,026	19,930	0.67%	11,575,319	10,426	0.36%	9,881,350	6,644	0.27%
Noninterest Bearing Liabilities
Noninterest bearing deposits	6,065,729			5,960,217			6,356,326
Accrued interest and other liabilities	201,575			181,457			187,801
Total noninterest bearing liabilities	6,267,304			6,141,674			6,544,127
Equity	1,785,011			1,842,098			2,183,298
Total Liabilities and Equity	$19,775,341			$19,559,091			$18,608,775
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$158,027			$144,438			$144,257
Net interest spread(1)			3.22%			3.09%			3.23%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.45%			3.22%			3.34%
Interest bearing liabilities to earning assets	64.56%			64.35%			57.71%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,407,459	$116,366	2.43%	$5,935,295	$94,373	2.13%
Nontaxable(1)	990,784	22,625	3.05	743,534	17,308	3.11
Total securities	7,398,243	138,991	2.51	6,678,829	111,681	2.24%
Interest bearing deposits with other banks and other short-term investments	238,819	1,715	0.96	266,701	258	0.13
Federal funds sold	7	—	—	4,622	1	0.03
Loans:(2)
Commercial and industrial(1)	2,977,751	95,020	4.27	2,519,608	85,008	4.51
PPP loans	63,342	6,487	13.69	879,489	32,521	4.94
Owner occupied commercial real estate	2,270,486	67,742	3.99	1,876,929	59,710	4.25
Non-owner occupied commercial real estate	2,166,873	69,929	4.31	1,961,016	65,984	4.50
Real estate construction	880,354	31,673	4.81	819,452	28,501	4.65
Agricultural and agricultural real estate	776,127	23,905	4.12	676,091	22,733	4.50
Residential mortgage	850,444	25,108	3.95	844,337	28,153	4.46
Consumer	452,032	15,632	4.62	404,384	15,408	5.09
Less: allowance for credit losses-loans	(105,477)	—	—	(127,718)	—	—
Net loans	10,331,932	335,496	4.34	9,853,588	338,018	4.59
Total earning assets	17,969,001	476,202	3.54%	16,803,740	449,958	3.58%
Nonearning Assets	1,554,432			1,487,704
Total Assets	$19,523,433			$18,291,444
Interest Bearing Liabilities
Savings	$9,652,651	$20,673	0.29%	$8,211,478	$6,903	0.11%
Time deposits	1,106,095	3,992	0.48	1,166,858	4,726	0.54
Short-term borrowings	124,459	494	0.53	182,583	348	0.25
Other borrowings	372,027	11,780	4.23	328,887	9,378	3.81
Total interest bearing liabilities	11,255,232	36,939	0.44%	9,889,806	21,355	0.29%
Noninterest Bearing Liabilities
Noninterest bearing deposits	6,172,984			6,104,058
Accrued interest and other liabilities	182,677			180,752
Total noninterest bearing liabilities	6,355,661			6,284,810
Stockholders' Equity	1,912,540			2,116,828
Total Liabilities and Stockholders' Equity	$19,523,433			$18,291,444
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$439,263			$428,603
Net interest spread(1)			3.10%			3.29%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.27%			3.41%
Interest bearing liabilities to earning assets	62.64%			58.85%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$54,551	$49,861	$41,076	$47,568	$53,911
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,466	1,645	1,623	1,713	1,814
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$56,017	$51,506	$42,699	$49,281	$55,725

Average common equity (GAAP)	$1,674,306	$1,731,393	$2,003,424	$2,061,973	$2,072,593
Less average goodwill	576,005	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	27,902	29,845	31,931	34,018	36,279
Average tangible common equity (non-GAAP)	$1,070,399	$1,125,543	$1,395,488	$1,451,950	$1,460,309
Annualized return on average common equity (GAAP)	12.93%	11.55%	8.32%	9.15%	10.32%
Annualized return on average tangible common equity (non-GAAP)	20.76%	18.35%	12.41%	13.47%	15.14%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$155,876	$142,461	$134,679	$137,194	$142,543
Plus tax-equivalent adjustment(1)	2,151	1,977	2,119	1,975	1,714
Net interest income, fully tax-equivalent (non-GAAP)	$158,027	$144,438	$136,798	$139,169	$144,257

Average earning assets	$18,157,795	$17,987,734	$17,757,067	$17,681,917	$17,123,824

Annualized net interest margin (GAAP)	3.41%	3.18%	3.08%	3.08%	3.30%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.45	3.22	3.12	3.12	3.34
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.03	0.07	0.05	0.05	0.08

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,545,253	$1,663,363	$1,821,152	$2,071,473	$2,061,547
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	26,995	28,851	30,934	32,988	35,157
Tangible common equity (non-GAAP)	$942,253	$1,058,507	$1,214,213	$1,462,480	$1,450,385

Common shares outstanding, net of treasury stock	42,444,106	42,439,439	42,369,908	42,275,264	42,250,092
Common equity (book value) per share (GAAP)	$36.41	$39.19	$42.98	$49.00	$48.79
Tangible book value per common share (non-GAAP)	$22.20	$24.94	$28.66	$34.59	$34.33

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$942,253	$1,058,507	$1,214,213	$1,462,480	$1,450,385

Total assets (GAAP)	$19,682,950	$19,658,399	$19,230,879	$19,274,549	$18,996,225
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	26,995	28,851	30,934	32,988	35,157
Total tangible assets (non-GAAP)	$19,079,950	$19,053,543	$18,623,940	$18,665,556	$18,385,063
Tangible common equity ratio (non-GAAP)	4.94%	5.56%	6.52%	7.84%	7.89%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Net interest income (GAAP)	$155,876	$142,461	$134,679	$137,194	$142,543
Tax-equivalent adjustment(1)	2,151	1,977	2,119	1,975	1,714
Fully tax-equivalent net interest income	158,027	144,438	136,798	139,169	144,257
Noninterest income	29,181	34,539	34,569	32,730	32,724
Securities (gains)/losses, net	1,055	2,089	(2,872)	(1,563)	(1,535)
Unrealized (gain)/loss on equity securities, net	211	121	283	27	(112)
Valuation adjustment on servicing rights	—	—	(1,658)	(502)	(195)
Adjusted revenue (non-GAAP)	$188,474	$181,187	$167,120	$169,861	$175,139

Total noninterest expenses (GAAP)	$108,883	$106,479	$110,797	$115,386	$110,627
Less:
Core deposit and customer relationship intangibles amortization	1,856	2,083	2,054	2,169	2,295
Partnership investment in tax credit projects	979	737	77	2,549	2,374
(Gain)/loss on sales/valuation of assets, net	(251)	(3,230)	46	214	(3)
Acquisition, integration and restructuring costs	2,156	2,412	576	1,989	204
Core expenses (non-GAAP)	$104,143	$104,477	$108,044	$108,465	$105,757
Efficiency ratio, fully tax-equivalent (non-GAAP)	55.26%	57.66%	64.65%	63.86%	60.38%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$108,883	$106,479	$110,797	$115,386	$110,627
Core expenses (non-GAAP)	104,143	104,477	108,044	108,465	105,757

Average assets	$19,775,341	$19,559,091	$19,229,872	$19,151,691	$18,608,775
Total noninterest expenses to average assets (GAAP)	2.18%	2.18%	2.34%	2.39%	2.36%
Core expenses to average assets (non-GAAP)	2.09%	2.14%	2.28%	2.25%	2.25%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$365	$275	$340	$—	$—
Occupancy	—	—	—	—	—
Furniture and equipment	—	—	—	—	7
Professional fees	1,480	1,779	236	1,989	145
Advertising	131	156	—	—	11
(Gain)/loss on sales/valuations of assets, net	—	—	—	—	39
Other noninterest expenses	180	202	—	—	2
Total acquisition, integration and restructuring costs	$2,156	$2,412	$576	$1,989	$204
After tax impact on diluted earnings per common share(1)	$0.04	$0.04	$0.01	$0.05	$—

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$54,551	$53,911	$145,488	$164,305
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,466	1,814	4,734	5,709
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$56,017	$55,725	$150,222	$170,014

Average common equity (GAAP)	$1,674,306	$2,072,593	$1,801,835	$2,006,123
Less average goodwill	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	27,902	36,279	29,878	38,745
Average tangible common equity (non-GAAP)	$1,070,399	$1,460,309	$1,195,952	$1,391,373
Annualized return on average common equity (GAAP)	12.93%	10.32%	10.80%	10.95%
Annualized return on average tangible common equity (non-GAAP)	20.76%	15.14%	16.79%	16.34%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$155,876	$142,543	$433,016	$423,366
Plus tax-equivalent adjustment(1)	2,151	1,714	6,247	5,237
Net interest income, fully tax-equivalent (non-GAAP)	$158,027	$144,257	$439,263	$428,603

Average earning assets	$18,157,795	$17,123,824	$17,969,001	$16,803,740

Annualized net interest margin (GAAP)	3.41%	3.30%	3.22%	3.37%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.45	3.34	3.27	3.41
Purchase accounting discount amortization on loans included in annualized net interest margin	0.03	0.08	0.05	0.10

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net interest income (GAAP)	$155,876	$142,543	$433,016	$423,366
Tax-equivalent adjustment(1)	2,151	1,714	6,247	5,237
Fully tax-equivalent net interest income	158,027	144,257	439,263	428,603
Noninterest income	29,181	32,724	98,289	96,205
Securities (gains)/losses, net	1,055	(1,535)	272	(4,347)
Unrealized (gain)/loss on equity securities, net	211	(112)	615	(85)
Valuation adjustment on servicing rights	—	(195)	(1,658)	(586)
Adjusted revenue (non-GAAP)	$188,474	$175,139	$536,781	$519,790

Total noninterest expenses (GAAP)	$108,883	$110,627	$326,159	$316,426
Less:
Core deposit and customer relationship intangibles amortization	1,856	2,295	5,993	7,226
Partnership investment in tax credit projects	979	2,374	1,793	3,754
(Gain)/loss on sales/valuation of assets, net	(251)	(3)	(3,435)	374
Acquisition, integration and restructuring costs	2,156	204	5,144	3,342
Core expenses (non-GAAP)	$104,143	$105,757	$316,664	$301,730
Efficiency ratio, fully tax-equivalent (non-GAAP)	55.26%	60.38%	58.99%	58.05%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$108,883	$110,627	$326,159	$316,426
Core expenses (non-GAAP)	104,143	105,757	316,664	301,730

Average assets	$19,775,341	$18,608,775	$19,523,433	$18,291,444
Total noninterest expenses to average assets (GAAP)	2.18%	2.36%	2.23%	2.31%
Core expenses to average assets (non-GAAP)	2.09%	2.25%	2.17%	2.21%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$365	$—	$980	$578
Occupancy	—	—	—	10
Furniture and equipment	—	7	—	655
Professional fees	1,480	145	3,495	878
Advertising	131	11	287	173
(Gain)/loss on sales/valuations of assets, net	—	39	—	39
Other noninterest expenses	180	2	382	1,009
Total acquisition, integration and restructuring costs	$2,156	$204	$5,144	$3,342
After tax impact on diluted earnings per common share(1)	$0.04	$—	$0.10	$0.06

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.